Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港紅磡 德豐街22號 海濱廣場二期 13樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Delta Technology Holdings Ltd on Form S-8 (file No.333-227299) and Form F-3 (File No. 333-227211) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated November 14, 2018, with respect to our audits of the consolidated financial statements of the Company as of June, 2018 and 2017, and for the three years in the period ended June 30, 2018, which report is included in this Annual Report on Form 20-F of the Company for the year ended June 30, 2018.

/s/ Centurion ZD CPA Ltd.

Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. As successor to Dominic K.F. Chan & Co.)

Certified Public Accountants

Hong Kong, November 14, 2018